Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Fresenius Medical Care AG (the Company) on Form 6-K furnished for the month of November 2025 containing its unaudited financial statements as of September 30, 2025 and for the three-month and nine-month periods ending September 30, 2025 and 2024, as submitted to the Securities and Exchange Commission on the date hereof (the Report), the undersigned, Helen Giza, Chief Executive Officer and Chair of the Management Board, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ HELEN GIZA
Helen Giza
Chief Executive Officer and Chair of the Management Board

November 4, 2025